Filed Pursuant to Rule 424(b)(5)

Registration No. 333-294563

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 14, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated March 24, 2026)

DigitalOcean Holdings, Inc.

Common Stock

We are offering            shares of our common stock, par value $0.000025 per share (“common stock”), in a registered direct offering to a limited number of purchasers pursuant to this prospectus supplement and the accompanying prospectus at a price of $           per share.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “DOCN.” On July 13, 2026, the last reported sale price of our common stock was $123.32 per share.

Investing in our common stock involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Per Share		Total
Registered direct offering price	$		$
Proceeds, before expenses, to us	$		$

We expect to deliver the shares of our common stock to purchasers on or about           , 2026, which will be the            trading day following the initial trade date for the shares of common stock offered hereby (this settlement cycle being referred to as “T+           ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+           , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the shares who wish to trade the shares prior to the business day preceding the settlement date should consult their own advisors.

Financial Advisor to DigitalOcean Holdings, Inc.

J. Wood Capital Advisors

The date of this prospectus supplement is           , 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering.

You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.

We have not authorized anyone to provide you with information that is in addition to or different from the information included or incorporated by reference into this prospectus supplement or the accompanying prospectus. We are not making an offer of these securities in any jurisdiction where such offer is not permitted. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this placement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this placement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, our business, financial condition, results of operations and prospects may have changed.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information not contained in this prospectus supplement or the accompanying prospectus.

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2026, incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 5, 2026;

•	our Current Reports on Form 8-K, filed with the SEC on March 26, 2026, May 5, 2026, and June 17, 2026; and

•	the description of our common stock, included as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information, including any information and related exhibits under Item 2.02 and Item 7.01 of Current Report on Form 8-K, that are deemed to have been furnished to, rather than filed with, the SEC. If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.

The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. We maintain a website at www.digitalocean.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the registration statement of which it forms a part, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or the registration statement of which it forms a part or in deciding whether to purchase our common stock.

You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus supplement or the registration statement of which it forms a part) by writing or calling us at the following address and telephone number:

DigitalOcean Holdings, Inc.
105 Edgeview Drive, Suite 425
Broomfield, Colorado 80021
Attention: Legal Department
Telephone: (646) 827-4366

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on our management’s beliefs and assumptions and on information available to our management as of the date hereof or as of the date of any such document incorporated by reference herein, as the case may be. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. All statements other than present and historical facts and conditions contained in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our future financial performance, including our revenue, cost of revenue, gross profit, and operating expenses;

•	trends in our key business metrics;

•	our ability to successfully retain and expand usage of our existing customers and attract new customers;

•	the amount of remaining performance obligations that we expect to recognize as revenue over future periods;

•	our growth and product strategy for our agentic inference cloud platform;

•	our ability to operate our business and effectively manage our scale under evolving macroeconomic conditions, such as geopolitical conflicts, tariffs and trade tensions, inflationary pressures, interest rate fluctuations, and foreign currency exchange rate volatility;

•	our ability to effectively manage our growth and future expenses; the sufficiency of our cash and cash equivalents, cash flow from operations and availability under our credit facility to meet our liquidity needs;

•	statements regarding our future operations, financial condition, and prospects and business strategies;

•	our ability to consummate this offering;

•	the anticipated use of the net proceeds from this offering;

•	the expected repurchase of certain of our 0.00% Convertible Senior Notes due 2030 and potential hedging activities by holders of such notes; and

•	other factors detailed under the section entitled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein.

We have based the forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference primarily on our expectations and projections about future events and trends as of the date hereof or as of the date of the applicable document incorporated by reference herein, as the case may be, that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, assumptions and other factors described in the section titled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement or the applicable document incorporated by reference herein, as the case may be, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

The forward-looking statements made in this prospectus supplement and the documents incorporated herein by reference relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus supplement or to conform such statements to actual results or revised expectations, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.

This prospectus supplement and the documents incorporated herein by reference contain market data and industry forecasts that were obtained from industry publications. These data and forecasts involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement and the documents incorporated herein by reference is generally reliable, such information is inherently imprecise.

SUMMARY

This summary highlights information contained or incorporated by reference elsewhere in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein, including our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the section titled “Risk Factors” included elsewhere in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein. Except as otherwise indicated or unless the context otherwise requires, the terms “DigitalOcean,” the “Company,” “we,” “us,” “our” or similar terms refer to DigitalOcean Holdings, Inc. and its consolidated subsidiaries.

Business Overview

DigitalOcean is an AI-Native Cloud, purpose-built for inference and agentic workloads that brings infrastructure, core cloud services, inference, data, and agents together in one integrated stack that is open throughout, giving builders the best of the AI ecosystem in one place. The platform combines production-ready GPU infrastructure, a full-stack cloud, model-first inference workflows, and an agentic experience layer to reduce operational complexity and accelerate time to production. Our customers include growing technology companies across numerous industry verticals ranging from online gaming to fintech to cybersecurity, among many others, and leverage our platform for a wide variety of use cases, such as building and hosting websites, developing new web and mobile applications, integrating AI into their businesses, and building AI products and applications, among many others. We believe that being simple, scalable and approachable, while offering a comprehensive range of integrated cloud and AI products, are our key differentiators, driving a broad range of customers around the world whose needs are not being fully met by larger cloud providers to build and grow their businesses on our platform.

We offer a comprehensive set of cloud platform capabilities which span across Infrastructure-as-a-Service (“IaaS”), including Droplet virtual machines, storage and networking offerings; Platform-as-a-Service (“PaaS”) and Software-as-a-Service (“SaaS”), including Managed Hosting, Managed Database, Managed Kubernetes and Marketplace offerings. We also offer a comprehensive artificial intelligence and machine learning (“AI/ML”) platform - DigitalOcean Gradient® AI Agentic Cloud which includes Gradient AI Infrastructure with offerings such as GPU Droplets and Bare Metal GPUs; the Gradient AI Platform which offers various building block services including Large Language Models (“LLMs”); and Gradient AI Agents. We continue to invest in our platform to further penetrate the growing markets in which we operate.

We generate revenue primarily from the usage of our agentic inference cloud platform by our customers. We recognize revenue largely based on the customer utilization of our offerings. While our pricing is primarily consumption-based and the majority of our customers use our platform on a month-to-month basis, a growing number of customers are using our platform for larger workloads and some of these customers are opting to enter into committed contracts, committing to a minimum spend on our platform.

We serve a large number of customers that range in size from growing or scaled businesses that generate millions of dollars in revenue and serve millions of their own customers to individual developers testing or learning new technology for their own development. Thousands of new users come to DigitalOcean every month with some users intending only to utilize our platform for a discrete task, and other users are part of new or existing businesses that intend to operate their production and test workloads on our platform to support their business. Given the wide range of users and their associated spend, we classify customers based on their spend in a given month, which we have found to be a good proxy that distinguishes between casual users and substantial enterprise customers.

Corporate Information

We were incorporated in Delaware in 2012 under the name Digital Ocean, Inc. In 2016, as part of a restructuring, Digital Ocean, Inc. was converted into DigitalOcean, LLC, and DigitalOcean Holdings, Inc. was formed as the ultimate parent holding company. Our primary operations are performed globally through our wholly owned operating subsidiaries. Our principal executive offices are located at 105 Edgeview Drive, Suite 425, Broomfield, Colorado 80021, and our telephone number is (646) 827-4366. Our website address is www.digitalocean.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the registration statement of which it forms a part, and you should not consider information on our website to be part of this prospectus supplement or the registration statement of which it forms a part or in deciding whether to purchase our common stock.

“DigitalOcean®”, “Droplet®”, “Gradient®” and our other pending and/or registered trade names, trademarks and service marks are the property of DigitalOcean. Other trade names, trademarks and service marks used in this prospectus supplement or the registration statement of which it forms a part are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement or the registration statement of which it forms a part may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

THE OFFERING

Common stock offered by us	shares of our common stock.

Common stock outstanding immediately following this offering	shares of our common stock.

Offering

We are selling     shares of our common stock in a registered direct offering to a limited number of purchasers pursuant to this prospectus supplement and the accompanying prospectus, at a price of $    per share, which will be equal to the volume weighted average price per share of common stock as reported on Bloomberg on the first day on which there is no material disruption to trading and trading in our common stock generally occurs on the NYSE immediately following the date of this prospectus supplement. We estimate that the net proceeds to us from the sale of our common stock in this offering will be approximately $   , after deducting our estimated offering expenses.

Concurrently with the pricing of this offering, we expect to enter into separate, privately negotiated transactions with the purchasers of the shares of our common stock in this offering, pursuant to which we will agree to repurchase for cash and such purchasers have agreed to sell us $            principal amount of our 0.00% Convertible Senior Notes due 2030 (the “2030 Convertible Notes”) for an aggregate repurchase price of approximately $           million, which we will repurchase using the net proceeds from this offering (the “Convertible Notes Repurchase”). We intend to repurchase up to $500 million aggregate principal amount of 2030 Convertible Notes in the Convertible Notes Repurchase.

On a net basis, we will not receive any proceeds from these transactions and will pay customary fees and expenses in connection therewith. As a result, we do not expect that this offering, after giving effect to the Convertible Notes Repurchase, will have a material impact on our cash position. This prospectus supplement is not an offer to buy, or a solicitation of any offer to sell, the 2030 Convertible Notes. This offering and the Convertible Notes Repurchase are cross-conditional.

In connection with the Convertible Notes Repurchase, certain holders of our 2030 Convertible Notes that participate in any of these repurchases may purchase or sell shares of our common stock in the open market or enter into or unwind various derivative transactions with respect to our common stock to unwind any hedge positions they may have with respect to our 2030 Convertible Notes or to hedge or unwind their exposure in connection with these transactions. The amount of our common stock to be sold or purchased by such holders or the notional number of shares of our common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of our common stock. These activities may adversely affect the trading price of our common stock. We cannot predict the magnitude of such market activities or the overall effect they will have on the price of our common stock.

In connection with the pricing of the 2030 Convertible Notes, we entered into privately negotiated capped call transactions (the “Capped Calls”) with certain financial institutions at a cost of approximately $83.9 million. The Capped Calls cover, subject to customary adjustments, the number of shares of common stock initially underlying the 2030 Convertible Notes. The Capped Calls have an initial strike price of approximately $39.17 per share and an initial cap price of $66.51 per share of common stock, which are subject to certain adjustments under the terms of the Capped Calls. We do not intend at the time of the 2030 Convertible Notes Repurchase to terminate or amend the Capped Calls.

As such, the Capped Calls will remain outstanding at the time of the Convertible Notes Repurchase. However, in our discretion, we may in the future undertake to terminate or unwind all or a portion of the Capped Calls, whether in proportion to the amount of 2030 Convertible Notes repurchased by us in the Convertible Notes Repurchase, in proportion to the amount of any future repurchases of 2030 Convertible Notes by us or otherwise. For a discussion of the potential impact of hedging and other activities that may be associated with the Capped Calls, see “Risk Factors—Repurchases of the 2030 Convertible Notes or the 2026 Convertible Notes may affect the value of our common stock.”

Risk Factors	There are risks associated with participating in this offering. For a discussion of some of the risks you should consider before deciding whether to participate in this offering, you are urged to carefully review and consider the information in the section entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus, including the risk factors incorporated by reference herein and therein from our filings with the SEC.

Market for common stock	Our common stock is currently traded on NYSE under the symbol “DOCN.”

Unless we specifically state otherwise or the context otherwise requires, the number of shares of common stock to be outstanding after this offering is based on 104,322,694 shares issued and outstanding as of March 31, 2026 and excludes as of that date:

•	872,548 shares of our common stock issuable upon the exercise of options to purchase our common stock under (i) our 2013 Stock Plan and (ii) our 2021 Equity Incentive Plan, at a weighted-average exercise price of $13.57 per share;

•	4,918,885 shares of our common stock issuable upon the settlement of restricted stock unit awards issued under our 2021 Equity Incentive Plan;

•	943,704 shares of our common stock issuable upon the settlement of performance-based restricted stock unit awards issued under our 2021 Equity Incentive Plan that will vest based on the maximum achievement of each award’s established performance targets;

•	289,767 shares of our common stock issuable upon the settlement of market-based restricted stock unit awards issued under our 2021 Equity Incentive Plan that will vest based on the maximum achievement of stock price goals;

•	30,054,726 shares of our common stock available for future issuance under our 2021 Equity Incentive Plan;

•	6,040,104 shares of our common stock available for future issuance under our 2021 Employee Stock Purchase Plan; and

•	2,624,316 shares of our common stock reserved for conversions of our 0.00% Convertible Senior Notes due 2026 (the “2026 Convertible Notes”) and 21,143,375 shares of our common stock reserved for conversions of our 2030 Convertible Notes, prior to giving effect to the Convertible Notes Repurchase (and shares of our common stock reserved for conversions of our 2030 Convertible Notes, after giving effect to the Convertible Notes Repurchase).

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus supplement or the accompanying prospectus, including the information provided under the caption “Risk Factors” in Part I - Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, you should carefully consider the risks described or referred to below before deciding to purchase our common stock. The occurrence of any of these risks may materially harm our business, results of operations and financial condition. As a result, the trading price of our common stock may decline, and you might lose part or all of your investment. As used in this section, “we,” “our” and “us” refer to DigitalOcean Holdings, Inc. and not to its subsidiaries.

Risks Related to this Offering

Future issuances of our common stock or equity-linked securities in the public market could significantly dilute your ownership and lower the market price for our common stock.

In the future, we may issue and sell additional shares of our common stock or equity-linked securities, such as our 2026 Convertible Notes or 2030 Convertible Notes, to raise capital. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of our common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

Repurchases of the 2030 Convertible Notes or the 2026 Convertible Notes may affect the value of our common stock.

We intend to use the net proceeds from this offering, together with cash on hand, to repurchase a portion of our outstanding 2030 Convertible Notes. In addition, following the completion of this offering, we may repurchase additional 2026 Convertible Notes or 2030 Convertible Notes. Holders of such notes that participate in any of these repurchases may purchase or sell shares of our common stock in the open market or enter into or unwind various derivative transactions with respect to our common stock to unwind any hedge positions they may have with respect to our 2026 Convertible Notes or 2030 Convertible Notes or to hedge or unwind their exposure in connection with these transactions. The amount of our common stock to be sold or purchased by such holders or the notional number of shares of our common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of our common stock. These activities may adversely affect the trading price of our common stock. We cannot predict the magnitude of such market activities or the overall effect they will have on the price of our common stock.

In addition, we may terminate or unwind all or a portion of the Capped Calls, whether in connection with the Convertible Notes Repurchase, any future repurchases of the 2030 Convertible Notes or otherwise. We do not intend at the time of the Convertible Notes Repurchase to terminate or amend the Capped Calls. As such, the Capped Calls will remain outstanding at the time of the Convertible Notes Repurchase. However, in our discretion, we may in the future undertake to terminate or unwind all or a portion of the Capped Calls, whether in proportion to the amount of 2030 Convertible Notes repurchased by us in the Convertible Notes Repurchase, in proportion to the amount of any future repurchases of 2030 Convertible Notes by us or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our common stock in this offering will be approximately $   , after deducting our estimated offering expenses. Concurrently with the pricing of this offering, we expect to enter into separate, privately negotiated transactions with the purchasers of the shares of our common stock in this offering, pursuant to which we will agree to repurchase for cash and such purchasers will agree to sell us up to $500 million principal amount of our 2030 Convertible Notes for an aggregate repurchase price of approximately $    million, which we will repurchase using the net proceeds from this offering, together with cash on hand. As such, on a net basis, we will not receive any proceeds from these transactions and will pay customary fees and expenses in connection therewith. As a result, we do not expect that this offering, after giving effect to the Convertible Notes Repurchase, will have a material impact on our cash position. This prospectus supplement is not an offer to buy, or a solicitation of any offer to sell, the 2030 Convertible Notes. This offering and the Convertible Notes Repurchase are cross-conditional.

DIVIDENDS

We do not currently intend to pay any cash dividends in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation of our business and to strengthen our financial position and flexibility. The payment of cash dividends in the future will be dependent upon our revenue and earnings, capital requirements and general financial condition and results of operations, as well as applicable law, regulatory constraints, industry practice and other business considerations determined by our Board of Directors to be relevant. The payment of any cash dividends will be within the discretion of our Board of Directors. In addition, the terms governing our current or future debt may also limit or prohibit dividend payments. Accordingly, we cannot guarantee that we will ever pay dividends in the future or that we would continue to pay any dividends that we may commence in the future.

In addition, under Delaware law, our Board of Directors may declare dividends only to the extent of our surplus (which is defined as total assets at fair market value, minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then-current and/or immediately preceding fiscal year.

PLAN OF DISTRIBUTION

We are offering            shares of our common stock in a registered direct offering to a limited number of purchasers pursuant to this prospectus supplement and the accompanying prospectus at a price of $           per share, which will be equal to the volume weighted average price per share of common stock as reported on Bloomberg on the first day on which there is no material disruption to trading and trading in our common stock generally occurs on the NYSE immediately following the date of this prospectus supplement. The shares of our common stock are being offered directly to the purchasers, all of which are participating in the Convertible Notes Repurchase. We will enter into one or more share purchase agreements (the “Share Purchase Agreements”) directly with investors in connection with this offering and will only sell to investors who have entered into a Share Purchase Agreement.

We expect to deliver the shares of our common stock to purchasers on or about             , 2026, which will be the               trading day following the initial trade date for the shares of our common stock offered hereby (this settlement cycle being referred to as “T+        ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+        , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the shares who wish to trade the shares prior to the business day preceding the settlement date should consult their own advisors.

Purchasers will be informed of the date and manner in which they must transmit the purchase price for their shares of our common stock purchased in this offering. Our obligation to issue and sell shares of our common stock to the purchasers is subject to the conditions set forth in the Share Purchase Agreements, including the satisfaction of all conditions to the closing of the Convertible Notes Repurchase. Any of the closing conditions to our obligation may be waived by us at our discretion. A purchaser’s obligation to purchase shares of our common stock is subject to the conditions set forth in the Share Purchase Agreements as well, which may also be waived by the purchasers. There is no requirement that any minimum number or dollar amount of shares of our common stock be sold in this offering, and there can be no assurance that we will sell all or any of the shares of our common stock being offered.

We estimate the total expenses that will be payable by us in connection with the offering described in this prospectus supplement will be approximately $           million, which includes legal and accounting fees.

Our common stock is listed on NYSE under the symbol “DOCN.”

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The legality of the common stock offered hereby will be passed upon for us by Freshfields US LLP. Certain legal matters in connection with this offering will be passed upon for the financial advisor by Latham & Watkins LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

DIGITALOCEAN HOLDINGS, INC.

Common Stock

We may offer, issue and sell shares of our common stock, par value $0.000025 per share (“common stock,” and such shares of common stock, the “securities”) from time to time in one or more offerings.

Certain selling stockholders to be identified in supplements to this prospectus may offer and sell the securities from time to time.

We will provide the specific prices of the securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 5 before you make your investment decision.

We or a selling stockholder may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “DOCN.” On March 23, 2026, the last reported sale price of our common stock as reported on NYSE was $86.02 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 24, 2026.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we or a selling stockholder may offer and sell the securities from time to time. Each time we or a selling stockholder sells securities, we or a selling stockholder will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts and prices of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor any selling stockholder has authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or any selling stockholder. Neither we nor any selling stockholder takes responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any selling stockholder is making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus, the terms “DigitalOcean,” the “Company,” “we,” “our” and “us” refer to DigitalOcean Holdings, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov. We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.digitalocean.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 25, 2025;

•	our Current Reports on Form 8-K, filed with the SEC on March 28, 2025 and November 26, 2025 (with respect to Item 5.02 only); and

•	the description of our common stock, included as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25, 2022, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

DigitalOcean Holdings, Inc.

105 Edgeview Drive, Suite 425

Broomfield, Colorado 80021

Attention: Legal Department

Telephone: (646) 827-4366

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements can often be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

THE COMPANY

This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any accompanying prospectus supplement. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information.”

About DigitalOcean

DigitalOcean is an agentic inference cloud platform that helps AI and Digital Native Enterprises build, run, and scale intelligent applications with speed, simplicity, and predictable economics. The platform combines production-ready GPU infrastructure, a full-stack cloud, model-first inference workflows, and an agentic experience layer to reduce operational complexity and accelerate time to production. Our customers include growing technology companies across numerous industry verticals ranging from online gaming to fintech to cybersecurity, among many others, and leverage our platform for a wide variety of use cases, such as building and hosting websites, developing new web and mobile applications, integrating AI into their businesses, and building AI products and applications, among many others. We believe that being simple, scalable and approachable, while offering a comprehensive range of integrated cloud and AI products, are our key differentiators, driving a broad range of customers around the world whose needs are not being fully met by larger cloud providers to build and grow their businesses on our platform.

We offer a comprehensive set of cloud platform capabilities which span across Infrastructure-as-a-Service (“IaaS”), including Droplet virtual machines, storage and networking offerings; Platform-as-a-Service (“PaaS”) and Software-as-a-Service (“SaaS”), including Managed Hosting, Managed Database, Managed Kubernetes and Marketplace offerings. We also offer a comprehensive artificial intelligence and machine learning (“AI/ML”) platform — DigitalOcean Gradient® AI Agentic Cloud which includes Gradient AI Infrastructure with offerings such as GPU Droplets and Bare Metal GPUs; the Gradient AI Platform which offers various building block services including Large Language Models (“LLMs”); and Gradient AI Agents. We continue to invest in our platform to further penetrate the growing markets in which we operate.

We generate revenue primarily from the usage of our agentic inference cloud platform by our customers. We recognize revenue largely based on the customer utilization of our offerings. While our pricing is primarily consumption-based and the majority of our customers use our platform on a month-to-month basis, a growing number of customers are using our platform for larger workloads and some of these customers are opting to enter into committed contracts, committing to a minimum spend on our platform.

We serve a large number of customers that range in size from growing or scaled businesses that generate millions of dollars in revenue and serve millions of their own customers to individual developers testing or learning new technology for their own development. Thousands of new users come to DigitalOcean every month with some users intending only to utilize our platform for a discrete task, and other users are part of new or existing businesses that intend to operate their production and test workloads on our platform to support their business. Given the wide range of users and their associated spend, we classify customers based on their spend in a given month, which we have found to be a good proxy that distinguishes between casual users and substantial enterprise customers.

Corporate Information

We were incorporated in Delaware in 2012 under the name Digital Ocean, Inc. In 2016, as part of a restructuring, Digital Ocean, Inc. was converted into DigitalOcean, LLC, and DigitalOcean Holdings, Inc. was formed as the ultimate parent holding company. Our primary operations are performed globally through our wholly owned operating subsidiaries. Our principal executive office is located at 105 Edgeview Drive, Suite 425, Broomfield, Colorado 80021, and our telephone number is (646) 827-4366. We maintain a website address at www.digitalocean.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

“DigitalOcean®”, “Droplet®”, “Gradient®” and our other pending and/or registered trade names, trademarks and service marks are the property of DigitalOcean. Other trade names, trademarks and service marks used in this offering memorandum are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus and any accompanying prospectus supplement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

RISK FACTORS

Investing in our common stock involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequent filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our common stock to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “DigitalOcean,” the “Company”, “we,” “our” and “us” refer to DigitalOcean Holdings, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.000025 per share, and 10,000,000 shares of preferred stock, par value $0.000025 per share. The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. The number of authorized shares of any class may be increased or decreased by an amendment to our Amended and Restated Certificate of Incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

As of December 31, 2025, there were 91,947,614 shares of our common stock issued and outstanding. No shares of preferred stock were issued or outstanding as of December 31, 2025.

Common Stock

Voting Rights

The common stock is entitled to one vote per share on any matter that is submitted to a vote of our stockholders, including the election of directors. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.

Rights Upon Liquidation

In the event of our liquidation, dissolution, or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

Subdivisions and combinations

If we subdivide or combine in any manner outstanding shares of common stock, the outstanding shares of the other classes will be subdivided or combined in the same manner.

Other rights

Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. All outstanding shares of common stock are duly authorized, validly issued, fully paid, and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Registration Rights

Certain holders of our common stock are entitled to rights with respect to registration of such shares under the Securities Act of 1933, or the Securities Act, pursuant to the terms of an investors’ rights agreement.

The registration of shares of our common stock by the exercise of registration rights described below would enable the holders to sell these shares without restriction under the Securities Act. We will pay the registration expenses, other than underwriting discounts and commissions and legal fees in excess of $30,000 for each registration, of the shares registered by the demand, piggyback and Form S-3 registrations. The registration rights will terminate upon the earlier to occur of (1) the five-year anniversary of the effective date of our registration statement, (2) a liquidation transaction, as such term is defined in our then-current certificate of incorporation and (3) with respect to any particular stockholder, such earlier time after the effective date of the registration statement at which such stockholder (i) can sell all of its shares held by it in compliance with Rule 144(b)(1)(i) of the Securities Act or (ii) holds less than 1% of our outstanding common stock and all registrable securities held by such stockholder (together with any affiliate of such stockholder with whom such stockholder must aggregate its sales under Rule 144 of the Securities Act) can be sold in any three-month period without registration in compliance with Rule 144 of the Securities Act.

Anti-Takeover Provisions

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all of our directors. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for stockholder actions at a duly called meeting of stockholders. A special meeting of stockholders may be called by a majority of our board of directors, the chair of our board of directors or our chief executive officer. Our Amended and Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. In addition, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws eliminate the right of stockholders to act by written consent without a meeting.

Our Amended and Restated Certificate of Incorporation provides for three classes of our board of directors with staggered three-year terms.

The foregoing provisions make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to preserve our existing control structure, facilitate our continued innovation and the risk-taking that it requires, permit us to continue to prioritize our long-term goals rather than short-term results, enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.

Choice of Forum

Our Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty; (3) any action asserting a claim against us arising under the Delaware General Corporation Law; (4) any action regarding our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws; (5) any action as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or (6) any action asserting a claim against us that is governed by the internal affairs doctrine. This provision would not apply to claims brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our Amended and Restated Certificate of Incorporation will further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “DOCN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219 and the telephone number is (800) 937-5449.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our common stock in various private transactions. Such selling stockholders may be parties to a registration rights agreement with us, or we otherwise may have agreed or will agree to register their shares of common stock for resale. The initial purchasers of our common stock, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell shares of common stock pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling stockholder and the number of shares of common stock beneficially owned by such selling stockholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling stockholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or the selling stockholders or others to settle such sales and may use securities received from us to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We or the selling stockholders will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DIGITALOCEAN HOLDINGS, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Financial Advisor to DigitalOcean Holdings, Inc.

J. Wood Capital Advisors

       , 2026